Exhibit 99.2

[LIBERTY CORPORATION LETTERHEAD]

August 25, 2005

To: All Liberty Corp Employees
From: Hayne Hipp Chairman and CEO

For nearly a century, The Liberty Corporation has been acknowledged as a standard-bearer in every community in which it serves. In the 70 years we have been in broadcasting, Liberty has distinguished itself in important ways -- as a champion of our communities, a trusted news and information resource, a sought-after advertising venue, a desirable employer.

After considering a host of strategic alternatives, we have agreed to merge with a company whose commitment to local news and information mirror Liberty’s own. This decision was made only after careful deliberation and consideration.

Today we are announcing that Liberty’s 15 television stations and cable sales operation will be merged into Raycom Media Inc., a Montgomery, Alabama-based company whose television stations cover 10.2% of U.S. television households. Raycom is associated with the Retirement Systems of Alabama, which manages financial resources in excess of $16 billion.

This ownership change will ensure the continued growth and success of our operations. But change is always unsettling. At the earliest opportunity, we will personally bring representatives from Raycom to each of your stations to make introductions and answer all of your questions in depth.

I am extraordinarily proud of each of you and grateful for your many contributions to Liberty Corporation over the years.

Sincerely,

Hayne

     Forward-Looking Statement

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of Liberty, is or may be viewed as forward-looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although Liberty has used appropriate care in developing any such forward-looking information, forward-looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: the failure to obtain Liberty shareholder approval of the merger or the failure to obtain regulatory approvals or satisfy the other conditions to the merger; the termination of the merger agreement prior to the closing; the merger may not close in the expected timeframe; changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for Liberty’s products; and adverse litigation results. Liberty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments, or otherwise.

     Additional Information and Where to Find It

     In connection with the proposed merger, Liberty will file a proxy statement with the U.S. Securities and Exchange Commission. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Liberty with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and Liberty’s other filings with the SEC may also be obtained from Liberty. Free copies of Liberty’s filings may be obtained by directing a request to The Liberty Corporation, 135 South Main Street. Greenville, South Carolina 29601.

     Participants in the Solicitation

     Liberty, Raycom and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Liberty’s shareholders in favor of the merger. Information concerning persons who may be considered participants in the solicitation of Liberty’s shareholders under the rules of the SEC is set forth in the Proxy Statement filed by Liberty with the SEC on March 28, 2004.

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